For further information, please contact ACE*COMM Investor Relations at (301) 721-3123 or investor@acecomm.com.

ACE*COMM CORPORATION REPORTS IMPROVED FINANCIAL RESULTS FOR THE FIRST QUARTER
OF FISCAL YEAR 2005

Highlights of the Quarter:

–	Revenue increase of 89% over same period last year and 18% over previous quarter

–	New mobile OSS contract win for GSM network in Bangladesh

–	New senior management added to drive corporate growth strategy

–	New contract to provide real-time rating solution to leading global VoIP carrier

–	New IP mediation contract win with next-generation service provider in Eastern Europe

–	New customer win for NetPlus® EOSS in the public power utilities sector

Gaithersburg, MD — October 25, 2004 - ACE*COMM Corporation (NASDAQ:ACEC), a global provider of advanced operations support systems (OSS) technologies for communications networks, today reported financial results for the quarter ended September 30, 2004, which is the first quarter of its 2005 fiscal year. The Company reported revenues of $4.7 million for the quarter, which compares to $2.5 million for the comparable quarter of fiscal year 2004. Net loss for the quarter was $383,000, or a net loss of $0.03 per share, compared to a net loss of $980,000, or a net loss of $0.10 per share, for same quarter of the prior year. The $2.2 million increase in revenue was comprised of: a) an increase of $1 million in revenue from core ACE*COMM business, and b) $1.2 million in revenue from business generated as a result of the purchase of the assets from Intasys. Sequentially, revenues increased by 18 percent and the net loss decreased by $1.6 million, as compared to the fourth quarter of fiscal 2004. (These sequential results for both quarters include comparable operating results from the Intasys asset acquisition in February 2004.)

“I am pleased to be able to report a number of significant business accomplishments along with these improved first quarter results,” said George T. Jimenez, CEO of ACE*COMM. “We added important new customers to our roster including the incumbent government wireless carrier in Bangladesh, a leading next-generation service provider in Eastern Europe, and a major US public power utility. We also secured a new order from a major global VoIP carrier, to provide real-time rating and costing applications that will support the carrier’s revenue assurance objectives. These recent contract awards underscore our capabilities to help service providers deliver next-generation services profitably.”

Continued Mr. Jimenez: “To ensure we continue to build market-leading technologies that match emerging customer needs, we recently added Chris Couch to our senior management team as head of corporate marketing and technology. Chris has over a decade of experience in the telecom OSS industry sector, spanning companies such as American Management Systems (AMS), Logica, Evolving Systems, RateIntegration, and, most recently, in the telecom finance sector, where he was engaged in market and technical due diligence directed at M&A and investment objectives. Chris’ expertise in next-generation technologies, coupled with his knowledge of the telecom investment sector, will be valuable to the Company as we continue on the mission of growing our core technologies and seeking further technology acquisitions that will build our product offerings, expand our customer base, and broaden our addressable markets.”

“This quarter’s results were consistent with our overall expectations,” said Steve Delmar, ACE*COMM’s CFO. “We are delivering on our plan to increase sales outside of North America to offset the domestic downturn. This quarter, 67 percent of our revenues were derived from international markets. We continue to manage our costs conservatively to match the lack of sustained improvements in market demand in our space, and remain committed to our goal of keeping costs low until we see sustained improvements. Our OSS solutions portfolio is performing as planned, and we continue to deliver on the strategic roadmap we put forth over a year ago; building a company that is positioned to capture new opportunities in our target market arenas.”

Annual Shareholder’s Meeting The Company has scheduled its Annual Shareholder’s Meeting for Friday, December 3rd, 10:00 AM, Eastern Standard Time, at ACE*COMM Corporate headquarters, Gaithersburg, MD.

Earnings Call

ACE*COMM will host an earnings teleconference call this evening, Monday, October 25, 2004 at 5:30 pm, Eastern Standard Time, to discuss the first quarter results. To participate, please call (866) 835-8904. When prompted, enter the ACE*COMM reservation number 583248. Internet users can hear a simultaneous live Webcast of the teleconference at http://acecomm.com or http://www.companyboardroom.com. A taped replay of the call will be made available from the ACE*COMM Corporate Web Site after 8:30 pm, on Monday, October 25, 2004.

About ACE*COMM

ACE*COMM is a global provider of advanced operations support systems (OSS) solutions for telecom service providers and enterprises. ACE*COMM’s solutions are applicable to a range of legacy through next-generation networks that include wired, wireless ,voice, data, multi-media, and Internet communications networks. These solutions include the analytical tools required to extract knowledge from operating networks — knowledge customers use for revenue recovery, reduction of costs, acceleration of time-to-market for new services, and more effective customer care. ACE*COMM also offers interoperable wireless billing and electronic payment solutions, in addition to mediation and OSS solutions, for operators in both developed and emerging markets around the world. For over 20 years, ACE*COMM technology has been effectively deployed for more than 300 customers, spanning over 4000 installations, in 70 countries world-wide. ACE*COMM-installed products are presently enabling the success of customers and partners such as AT&T, Cisco, IBM, Marconi, Motorola, Alcatel, General Dynamics, Northrop-Grumman, Unisys, and Siemens. ACE*COMM is a registered ISO 9001 quality standard company. For more information, visit www.acecomm.com.

ACE*COMM, NetPlus, the ACE*COMM logo and N*VISION are registered trademarks, and Convergent Mediation is a trademark of ACE*COMM Corporation.

Except for historical information, the matters discussed in this news release include forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, but not limited to: the failure of anticipated orders to materialize; the failure to manage risks of potential acquisitions; delays or cancellations of orders due to various factors, including business and economic conditions in the U.S. and foreign countries; industry-wide slowdowns, any limitations on customers’ financial resources or delays in payment, the continued convergence of voice and data networks, the continuing success of the Company’s strategic alliances for product development and marketing, customer purchasing and budgetary patterns or lack thereof; pricing pressures and the impact of competitive products; the timely development and acceptance of new products; the Company’s ability to adequately support growth of its operations, and other risks detailed from time-to-time in the Company’s Report on Form 10-K for the year ended June 30, 2004 and other reports filed with the Securities Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

ACE*COMM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	June 30,
	2004	2004
	(Unaudited)
Assests
Current assets:
Cash and cash equivalents	$2,603	$2,881
Accounts receivable, net	4,205	4,246
Inventories, net	559	573
Deferred contract costs	443	571
Prepaid expenses and other	519	257
Other current assets	306	304

Total current assets	8,635	8,832
Property and equipment, net	572	592
Other assets, principally acquired intangibles	951	907

Total assets	$10,158	$10,331

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings	$1,072	$545
Accounts payable	541	591
Accrued expenses	1,712	1,484
Accrued compensation	597	724
Deferred revenue	1,137	1,519

Total liabilities	5,059	4,863

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 45,000,000 shares authorized, 13,768,380 and 13,761,182 shares issued and outstanding	138	138
Additional paid-in capital	28,488	28,475
Other comprehensive loss	(40)	(41)
Accumulated deficit	(23,487)	(23,104)

Total stockholders’ equity	5,099	5,468

Total liabilities and stockholders’ equity	$10,158	$10,331

ACE*COMM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended
	September 30,
	2004	2003
	(Unaudited)	(Unaudited)
Revenue	$4,661	$2,464
Cost of revenue	2,145	1,539

Gross profit	2,516	925
Selling, general, and administrative	2,341	1,768
Research and development	545	129

Loss from operations	(370)	(972)
Interest (income) expense	—	8

Loss before income taxes	(370)	(980)
Income tax provision	13	—

Net loss	$(383)	$(980)

Basic net loss per share	$(.03)	$(0.10)

Diluted net loss per share	$(.03)	$(0.10)

Shares used in computing net loss per share:
Basic	13,768	9,818

Diluted	13,768	9,818